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                                                                    EXHIBIT 10.c

                      THIRD AMENDMENT TO HUFFY CORPORATION
                           1998 RESTRICTED SHARE PLAN

This Third Amendment is made and effective as of April 24, 2003, to the 1998 Restricted Share Plan (the "Plan"), under the following circumstances:

The Company desires to amend the Plan and such amendment was approved and adopted by the Board of Directors of the Company on February 11, 2003 and by Shareholders of the Company on April 24, 2003.

NOW, THEREFORE, the Plan shall be amended as follows:

1. Definitions. All capitalized terms herein, unless otherwise specifically defined in this Amendment, shall have the meanings given to them in the Plan.

2. Amendment. Section 5.1 of the Plan is hereby amended in its entirety to read as set forth below:

                  "5.1 Aggregate Limitation. The total number of shares of Common Stock which may be issued in the aggregate under this Plan, the Sponsor's 1998 Director Stock Incentive Plan and the Sponsor's 1998 Key Employee Stock Plan shall not exceed 1,856,714 shares subject, however, to adjustments required under the provisions of Section 5.4 hereof."

3. Effective Date and Affirmation. This Amendment shall be effective as of April 24, 2003. Except as amended hereby, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Third Amendment has been executed as of April 25, 2003.


                                        HUFFY CORPORATION


                                        /s/ Nancy A. Michaud
                                        --------------------------------------
                                        Nancy A. Michaud
                                        Vice President - General Counsel
                                        and Secretary